FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Third Quarter 2018 Results

-- GAAP Net Sales Up 24%; Organic Sales Up 9% --
-- GAAP EPS $0.14; Adjusted EPS $0.41 --

ATLANTA – October 24, 2018 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the third quarter ended September 30, 2018.

"We continued to see strong top line momentum in the third quarter, delivering year-over-year net sales growth of 24% and organic growth of 9%. On the bottom line, GAAP EPS, which included nora acquisition purchase accounting items and transaction related expenses, was down 56%, but excluding those items, we delivered an impressive adjusted EPS growth of 28% year-over-year. This momentum was fueled by our core carpet tile business, an accelerating LVT business, and the completion of our acquisition of nora systems" said Jay Gould, CEO of Interface. "And while gross margins were down slightly, we remain confident in achieving our 2018 objectives, and that our value creation strategy is working."

Interface officially completed the acquisition of nora systems on August 7, 2018. Third quarter results include $20 million of nora purchase accounting amortization that impacted gross profit, $1 million of nora transaction expenses on the SG&A line, and $1.4 million of transaction expenses recorded in the other expense line.

Third Quarter 2018 Financial Summary

Sales: Third quarter GAAP net sales were $318 million, up 24% versus $257 million in the prior year period. Organic sales were up 9% year-over-year. Carpet tile and LVT contributed relatively equally to third quarter's growth. Nora sales increased revenue approximately $41 million in the quarter.

Operating Income: Third quarter GAAP operating income was $16 million compared with $31 million in the prior year period. Third quarter adjusted operating income was $37 million, or 12% of sales, compared to $31 million, or 12% of sales, in the prior year period.

Gross margin was 31.4% in the third quarter, which included $20 million of nora purchase accounting amortization. Adjusted gross margin was 37.8%, a decrease of 50 basis points over the prior year period. The gross margin decrease was driven by delayed implementation of productivity initiatives to meet higher demand and a sales mix that was more heavily weighted toward the InterfaceServices business.

Third quarter SG&A expenses were $84 million, or 26% of sales, which was flat as a percent of sales with the third quarter of 2017. SG&A expenses in the third quarter of 2018 included $1 million of nora transaction costs.

Net Income and EPS: GAAP net income during the third quarter of 2018 was $8 million, or $0.14 per diluted share, compared to third quarter 2017 net income of $19 million, or $0.32 per diluted share. Adjusted third quarter net income was $24 million, or $0.41 per diluted share, which represents a 28% increase in adjusted EPS year over year.

Adjusted EBITDA: In the third quarter of 2018, adjusted EBITDA was $51 million, or 16% of sales, up 24% compared to $41 million in the prior year period.

Year to Date 2018 Financial Results

Sales: For the first nine months of 2018, net sales were $843 million, up 15% compared with $730 million in the first three quarters of last year. Organic sales grew 9% versus the prior year period with solid growth in both carpet tile and LVT.

Operating Income: The Company reported year-to-date operating income of $72 million, or  9% of sales, compared to $81 million, or 11% of sales, for the same period in 2017. Adjusted operating income was $97 million, or 11% of sales, in the first nine months of 2018, versus $88 million, or 12% of sales, in the same period of 2017.

Net Income and EPS: The Company reported net income of $44 million, or $0.74 per share, year-to-date in 2018, compared with $49 million, or $0.78 per share, for the same period in 2017. Adjusted net income was $65 million for the first nine months of 2018 versus $54 million in the same period of 2017. Adjusted EPS was $1.08 per share for the first nine months, up 26% versus $0.86 per share for the same period in 2017.

Adjusted EBITDA: Year-to-date adjusted EBITDA was $132 million, or 16% of sales, compared to $112 million in the prior year period.

Fiscal Year 2018 Outlook

Looking at the full year of 2018, Interface is targeting to achieve:
•	Organic sales growth of 5 – 7%
•	Total net sales growth, including nora, of approximately 20%
•	Gross profit margin of 38.5 – 39%
•	SG&A expenses of 27 – 27.5% as a percentage of net sales

The full year effective tax rate is anticipated to be 25.5% - 26.5%. Full year Company interest and other expenses are projected to be $17 million to $19 million, which includes interest expense related to funding the nora acquisition. Capital expenditures for the full year are forecasted to be $45 million to $50 million.

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, October 25, at 9:00 a.m. Eastern Time, to discuss its third quarter 2018 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at: https://event.on24.com/wcc/r/1821584/7ECA3463B7C26D014E39672A2C3D91F6, or through the Company's website at: http://investors.interface.com.
The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income, organic sales growth, and adjusted EBITDA as additional information regarding its actual and projected operating results in this press release. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and adjusted operating income exclude nora acquisition transaction related expenses and restructuring and asset impairment charges. Organic sales growth excludes nora sales, the impact of foreign currency fluctuations, and Interface's exit from its FLOR specialty retail stores. Adjusted EBITDA is GAAP net income excluding interest expense, taxes on income, depreciation and amortization, restructuring and asset impairment charges incurred in Q1 2017, stock compensation amortization, and nora transaction related expenses such as purchase price accounting amortization, transaction, and transaction related other expenses. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface
Interface Inc. is a world-leading modular flooring company with a fully integrated collection of carpet tiles and resilient flooring. Our modular system helps customers create interior spaces while positively impacting the people who use them and our planet.

Our mission, Climate Take Back™, invites the industry to join us as we commit to running our business in a way that is restorative to the planet and creates a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements include, without limitation, information under the heading "Fiscal Year 2018 Outlook" in this news release, and any expectations regarding the effect of the nora acquisition on the Company's results.  Forward-looking statements may be identified by words such as "may," "expect," "forecast," "anticipate," "intend," "plan," "believe," "could," "seek," "project," "estimate," "target," "will" and similar expressions. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including: the risk that the Company may have overestimated the future contribution of the nora business to the Company's combined results; risks related to integration of the combined businesses; risks related to the increased indebtedness the Company incurred to complete the acquisition; risks related to the increased reliance on international business the Company will experience; and risks and uncertainties associated with economic conditions in the commercial interiors industry.

Additional risks and uncertainties that may cause actual results to differ materially from those predicted in forward-looking statements also include, but are not limited to, the discussion of specific risks and uncertainties under the subheading "If we fail to realize the expected synergies and other benefits of the nora acquisition, our results of operations and stock price may be negatively affected" in "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2018, as well as the following subheadings in "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017: "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings"; "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business or on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including sales personnel), and our loss of any of them could affect us adversely"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations"; "Concerns regarding the European sovereign debt and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition"; "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber or our sole third party supplier for luxury vinyl tile ("LVT") could have a material adverse effect on us"; "We have a significant amount of indebtedness, which could have important negative consequences to us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets"; "Changes to our facilities could disrupt our operations"; "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events"; and "Disruptions to or failures of our information technology systems could adversely effect on our business."

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
Unaudited (In thousands, except per share data)	9/30/18	10/1/17	9/30/18	10/1/17

Net Sales	$318,325	$257,431	$842,514	$730,233
Cost of Sales	218,380	158,887	539,839	445,990
Gross Profit	99,945	98,544	302,675	284,243
Selling, General & Administrative Expenses	84,160	67,233	230,199	196,333
Restructuring and Asset Impairment Charges	--	--	--	7,299
Operating Income	15,785	31,311	72,476	80,611
Interest Expense	4,852	1,851	9,207	5,150
Other Expense (Income), Net	1,570	1,051	5,350	3,143
Income Before Taxes	9,363	28,409	57,919	72,318
Income Tax Expense	1,191	8,970	14,061	23,394
Net Income	$8,172	$19,439	$43,858	$48,924

Earnings Per Share – Basic	$0.14	$0.32	$0.74	$0.78

Earnings Per Share – Diluted	$0.14	$0.32	$0.74	$0.78

Common Shares Outstanding – Basic	59,496	61,018	59,553	62,630
Common Shares Outstanding – Diluted	59,536	61,060	59,594	62,672

Consolidated Condensed Balance Sheets
(In thousands)	9/30/18 Unaudited	12/31/17
Assets

Cash	$107,331	$87,037
Accounts Receivable	177,766	142,808
Inventory	278,815	177,935
Other Current Assets	36,314	23,087
Total Current Assets	600,226	430,867
Property, Plant & Equipment	291,558	212,645
Goodwill and Intangible Assets	354,858	68,754
Other Assets	96,318	88,334
Total Assets	$1,342,960	$800,600

Liabilities
Accounts Payable	69,353	50,672
Accrued Liabilities	137,862	110,974
Current Portion of Long-Term Debt	26,650	15,000
Total Current Liabilities	233,865	176,646
Long-Term Debt	622,230	214,928
Other Long-Term Liabilities	133,885	78,935
Total Liabilities	989,980	470,509
Shareholders' Equity	352,980	330,091
Total Liabilities and Shareholders' Equity	$1,342,960	$800,600

Consolidated Condensed Statements of Cash Flows	Three Months Ended		Nine Months Ended
(Unaudited, In thousands)	09/30/18	10/1/17	9/30/18	10/1/17
Net Income	$8,172	$19,439	$43,858	$48,924
Depreciation and Amortization	9,877	7,781	27,067	22,203
Stock Compensation Amortization	3,565	2,658	9,181	4,479
Amortization of Acquired Intangible Assets	20,263	--	20,263	--
Deferred Income Taxes and Other Non-Cash Items	(9,976)	3,056	(10,705)	5,926
Change in Working Capital
Accounts Receivable	10,870	4,891	(5,540)	(1,397)
Inventories	(2,756)	(1,290)	(27,037)	(22,377)
Prepaids and Other Current Assets	8,576	14	(9,398)	(653)
Accounts Payable and Accrued Expenses	5,097	9,415	10,987	10,804
Cash Provided from Operating Activities	53,688	45,964	58,676	67,909
Cash Used in Investing Activities	(413,189)	(8,184)	(429,019)	(23,230)
Cash Provided From (Used in) Financing Activities	400,179	(28,289)	392,741	(137,612)
Effect of Exchange Rate Changes on Cash	(330)	1,833	(2,104)	5,369
Net Increase (Decrease) in Cash	$40,348	$11,324	$20,294	$(87,564)

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company's business, may provide users of the Company's financial information with additional meaningful basis for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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